                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 10, 2003

                                ITEX Corporation
             (Exact name of registrant as specified in its charter)

      Nevada                                0-18275             93-0922994
(State or other jurisdiction of           (Commission          (IRS Employer
incorporation or organization)            File Number)      Identification No.)

3400 Cottage Way             Sacramento, CA                      95825
(Address of principal executive                                (Zip Code)
            offices)

       Registrant's telephone number, including area code: (916) 679-1111
                                 Not Applicable

(Former name or former address, if changed since last report

==============================================================================

     Item 6. Resignations of Registrant's Directors

(a)  Mr. Collins Christensen resigned as a director of ITEX Corporation ("ITEX")
     as of January 10, 2003. In his letter of  resignation,  received by ITEX on
     January 11,  2003,  Mr.  Christensen  set forth a number of reasons for his resignation  and requested that his reasons,  and a copy of his letter,  be disclosed in a Current  Report on Form 8-K. A copy of the  above-referenced letter is attached to this current report as Exhibit 17.3.

(b)  ITEX takes issue with each of the assertions in Mr.  Christensen's  letter.
     In particular,  ITEX believes Mr.  Christensen's letter to be inaccurate in the following respects:

     (i)  Mr. Gerry Harris  resigned as a director  effective July 31, 2002. The reasons Mr. Harris  provided for his  resignation  were disclosed in a current  report filed by ITEX on August 16, 2002.  On January 2, 2003,
          ITEX received a letter from Mr. Harris requesting that ITEX file a new
          "current" report  describing  reasons for his resignation that had not been  previously  disclosed by Mr. Harris and which were not accurate, particularly with respect to prior disagreements between the board and
          Mr. Harris. A representative  of ITEX told Mr. Harris that because the current  report would be an ITEX filing with the U.S.  Securities  and
          Exchange  Commission ("SEC") and it contained what ITEX believed to be false  statements,  that if Mr.  Harris wished to have it filed in its current  form,  ITEX would be  obligated to notify the SEC that it was inconsistent  with  previous  disclosure  and that it contained  false statements.  On January  13,  2003,  ITEX  received a letter  from Mr.
          Harris, in which he requested that ITEX make various amendments to his
          January 2, 2003, list of reasons for resigning in July 2002. Copies of
          Mr.  Harris's  letters  regarding his resignation are being filed with the  SEC  as  exhibits  to a  separate  Current  Report  on  Form  8-K simultaneously with this filing.

     (ii) ITEX believes it has viable claims against Mr. Christensen, who served as ITEX's CEO until he was  terminated  by the board of  directors  on
          November 5, 2001 for misconduct. Such misconduct included, among other things,  misuse of corporate  funds and trade  accounts and obligating
          ITEX to issue  250,000  shares of ITEX  stock to Mr.  Steven  White in connection with his retention of White as a consultant to ITEX without the prior  authorization  of the board for the issuance of such stock.
          In settlement  negotiations  held in June,  2002, Mr.  Christensen had indicated a  willingness  to give a proxy  limited to the  election of directors as part of a settlement package. Settlement discussions were renewed with Mr.  Christensen  recently.  ITEX had sought an unlimited proxy from Mr.  Christensen in its  negotiations due to a concern that
          Christensen  might use his large voting position to support  proposals not in the interests of all stockholders.

     (iii)In forming the Proxy Contest Committee,  the ITEX board was well aware of the objections of Mr.  Christensen and Mr. Humer.  Mr.  Christensen
          and Mr. Humer were excluded from the Proxy  Contest  Committee,  which has overall  responsibility for conducting the proxy contest initiated by Steven White and the Committee for the  Advancement  of Stockholder
          Equity  ("CASE"),  because  each has  indicated a level of support for
          CASE. Mr. Humer  consented to be named as a nominee on CASE's slate of directors  and joined in filing a Schedule 13D with the other  members of CASE. Mr.  Christensen  indicated an intention to vote for the CASE slate.

     (iv) ITEX  has made  effective  efforts  to limit  and  control  its  costs associated  with the  proxy  contest.  The  estimate  of  solicitation expenses set forth in the supplemental  soliciting  materials filed by
          ITEX with the SEC on January 14, 2003 reflects those limits and is, in fact, in line with CASE's estimate of its own  solicitation  expenses.
          The board does not have "an open checkbook" policy.

     (v)  The  Special  Committee  previously  formed to which  Mr.  Christensen refers is  apparently  the  Special  Committee  formed by the board to investigate Mr.  Christensen's  various acts of misconduct,  and which recommended his termination in November, 2001. The Committee continued
          to meet after the termination of Mr. Christensen in order to deal with the  issues  raised  by his  misconduct.  The  Special  Committee  had frequent  meetings,  necessitated  by the  scope of Mr.  Christensen's misconduct,  and it is correct that Mr.  Christensen was excluded from membership on this Committee.

     (vi) To the knowledge of the Secretary of ITEX, Mr.  Christensen  has never
          made  a  request   for  minutes  of  board  or   committee   meetings,
          consequently no such request was denied.

     (c)  See Exhibit 17.3 hereto.

Item 7. Financial Statements and Exhibits

      (c)   Exhibits
            Exhibit No. Description
            ----------- -----------

            17.3        Letter dated January 10, 2003, regarding resignation of Collins Christensen

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities and Exchange Act of 1934, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 16, 2003                         ITEX Corporation.

                                         By:   /s/ Daniela C. Calvitti
                                               -----------------------
                                               Chief Financial Officer
                                               (principal accounting officer)